Exhibit 99.3 4854-0378-3797.v11 SAUL CENTERS, INC. 2024 STOCK INCENTIVE PLAN NOTICE OF RESTRICTED STOCK AWARD (DIRECTORS) You have been granted the following restricted shares of Common Stock (the “Restricted Shares” or the/this “Award”) of Saul Centers, Inc. (the “Company”) under the Saul Centers, Inc. 2024 Stock Incentive Plan (as may be amended from time to time, the “Plan”): Name of Recipient: [Name of Recipient] Grant Date: [Date of Grant] Total Number of Restricted Shares Granted: [Total Shares] Vesting Commencement Date: [Vesting Commencement Date] Vesting Schedule: [The Restricted Shares shall vest in equal annual installments on each of the three (3) anniversaries of the Grant Date, in each case subject to continuous Service as an Outside Director through the applicable vesting date. Notwithstanding the foregoing, the Restricted Shares shall become fully (i.e., 100%) vested on the consummation of a Change in Control (as defined in the Plan).] By your written signature below (or your electronic acceptance) and the signature of the Company’s representative below, you and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan, this Notice of Restricted Stock Award and the Restricted Stock Agreement (collectively, this “Agreement”), each of which are attached to and made a part of this document. By your written signature below (or your electronic acceptance), you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail. Should you electronically accept this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” You acknowledge and agree that (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Notice of Restricted Stock Award, the attached Restricted Stock Agreement and the Plan and (ii) you have been given an

2 4854-0378-3797.v11 opportunity to consult your own legal and tax counsel with respect to all matters relating to this Award prior to signing (or electronically accepting) this Notice of Restricted Stock Award and that you have either consulted such counsel or voluntarily declined to consult such counsel. RECIPIENT SAUL CENTERS, INC. Recipient’s Signature Recipient’s Printed Name By: Name: Title:

3 4854-0378-3797.v11 SAUL CENTERS, INC. 2024 STOCK INCENTIVE PLAN RESTRICTED STOCK AGREEMENT The Plan and Other Agreements The Restricted Shares that you are receiving are granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference. Capitalized terms not defined in this Agreement will have the meanings ascribed to them in the Plan. The attached Notice of Restricted Stock Award, this Agreement, and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded with the exception of (1) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (2) any written engagement or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company. Payment For Shares No cash payment is required for the Shares you receive. You are receiving the Shares in consideration for Services rendered by you. Vesting The Shares that you are receiving will vest as shown in the Notice of Restricted Stock Award. No additional Shares will vest after your Service as an Outside Director has terminated for any reason. Restricted Shares Unvested Shares will be considered “Restricted Shares.” Except to the extent permitted by the Committee, you may not sell, transfer, assign, pledge or otherwise dispose of Restricted Shares. Forfeiture If your Service terminates for any reason, then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. This means that the Restricted Shares will immediately revert to the Company. You will receive no payment for Restricted Shares that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons. Stock Certificates or Book Entry Form The Restricted Shares will be evidenced by either stock certificates or book entries on the Company’s stock transfer records pending expiration of the restrictions thereon. If you are issued certificates for the Restricted Shares, the certificates will have stamped on them a

4 4854-0378-3797.v11 special legend referring to the forfeiture restrictions. In addition to or in lieu of imposing the legend, the Company may hold the certificates in escrow. As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a non-legended certificate for your vested Shares. Stockholder Rights During the period of time between the Grant Date and the date the Restricted Shares become vested, you will have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth above. You will have the right to vote the Restricted Shares and to receive any dividends paid with respect to the Restricted Shares; provided, however, that any dividends or other distributions paid or distributed by the Company in respect of any unvested Restricted Shares shall be accrued by the Company and shall be paid to you only when, and if, such Restricted Shares become vested pursuant to the terms of this Agreement. Dividends not paid currently shall be credited to accounts on the Company’s records under the Plan and shall not accrue interest. Promptly following the Grant Date, you will elect to have any dividends or other distributions paid to you in cash, Shares or a combination of both by completing a form provided to you for this purpose by the Company. If you elect to have any dividends or other distributions delivered to you in Shares, any fractional Shares will be paid to you in cash. Taxes You acknowledge that the ultimate liability for any or all income tax, social insurance, payroll tax, payment on account or other tax-related liability (“Tax-Related Items”) legally due by you is and remains your responsibility and that neither the Company nor any Subsidiary or Affiliates (1) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this Award, including the award or vesting of such Shares, the subsequent sale of Shares under this Award and the receipt of any dividends; and (2) commits to structure the terms of the Award to reduce or eliminate your liability for Tax- Related Items. Restrictions on Resale You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify, or until the restrictions on such shares lapse. No Retention Rights Neither this Award nor this Agreement gives you the right to be retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and

5 4854-0378-3797.v11 Affiliates reserve the right to terminate your Service at any time, with or without cause. You understand and acknowledge that the vesting of your Award pursuant to the vesting schedule hereof is earned only by your continued Service, or the satisfaction of any other conditions set forth herein, in each case at the will of the Company (not through the act of being retained or being granted this Award). As such, this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an Outside Director for the vesting period, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your continued Service at any time, with or without cause. Adjustments The number of Restricted Shares covered by this Award will be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional restricted shares or securities to which you are entitled by reason of this Award. Successors and Assigns Except as otherwise provided in the Plan or this Agreement, every term of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns. Governing Plan Document This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided in this Agreement, in the event of any conflict between the provisions of this Agreement, the Notice of Restricted Stock Award, and those of the Plan, the provisions of the Plan will control. Severability In the event that all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

6 4854-0378-3797.v11 Recoupment This Award is subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Award and repayment or forfeiture of any Shares or other cash or property received with respect to the Award (including any value received from a disposition of the Shares acquired upon vesting of the Award). No Tax, Legal or Investment Advice The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the Award and Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so. Notice Any notice required or permitted under this Agreement will be given in writing, including electronically, and will be deemed effectively given upon the earliest of personal delivery, electronic delivery to the email address provided to you by the Company or provided by you to the Company, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto. The Company may, in its sole discretion, deliver any documents related to your current or future participation in the Plan by electronic means. By accepting this Award, you hereby: (1) consent to receive such documents by electronic means; (2) consent to the use of electronic signatures; and (3) agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. Applicable Law and Choice of Venue This Agreement will be interpreted and enforced under the laws of the State of Maryland without application of the conflicts of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maryland and agree that any such litigation will be conducted only in the courts of State of Maryland, or the federal courts of the United States located in State of Maryland and no other courts.

7 4854-0378-3797.v11 Miscellaneous You understand and acknowledge that (1) the Plan is entirely discretionary, (2) the Company has reserved the right to amend, suspend or terminate the Plan at any time, (3) the grant of this Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and no inference shall be drawn from the grant of this Award with respect to the quality of your service to, or standing with, the Company and (4) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to awards, the purchase price and the vesting schedule, will be at the sole discretion of the Company. You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement. You hereby authorize and direct the Company to disclose to any Subsidiary or Affiliate any information regarding your engagement, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as the Company deems necessary or appropriate to facilitate the administration of the Plan. You consent to the collection, use and transfer of personal data as described in this subsection. You understand and acknowledge that the Company and the Company’s other Subsidiaries and Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance or other government identification number, compensation, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company, its Subsidiaries and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States, or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your

8 4854-0378-3797.v11 participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing. You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award. BY SIGNING THE NOTICE OF RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.